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                                                                     EXHIBIT 8.1

                  [FARRIS, VAUGHAN, WILLS & MURPHY LETTERHEAD]

REPLY ATTENTION OF:    R. Hector MacKay-Dunn
DIRECT DIAL NUMBER:    661-9307                          OUR FILE NO.: 21520-001
EMAIL ADDRESS:         hmackay-dunn@farris.com
                                                                January 10, 2000



Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618

Brobeck Phleger & Harrison LLP
38 Technology Drive
Irvine, California 92618

Dear Sirs/Mesdames:

         RE: BROADCOM CORPORATION - FORM S-3 REGISTRATION STATEMENT RELATING TO 653,159 CLASS A AND 653,159 CLASS B COMMON STOCK

         This opinion is being delivered to you in connection with the preparation and filing with the Securities and Exchange Commission of a Form S-3 Registration Statement (the "Registration Statement") relating to the shares of Broadcom Class B common stock that may be issued from time to time in exchange for exchangeable shares of HH Acquisition Inc., a Canadian corporation (the "Exchangeable Shares"), and shares of Broadcom Class A common stock into which such shares of Class B common stock are convertible. Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Registration Statement.

         We have acted as Canadian tax counsel to Broadcom Corporation and have prepared an opinion concerning the material Canadian federal income tax consequences to holders of Exchangeable Shares who acquire Class B common stock upon the exchange of Exchangeable Shares and who convert Class B common stock into Class A common stock as contemplated in the Registration Statement.

         We have made such investigations and examined such documents and records, and have made such examinations of law as we have considered necessary or relevant to enable us to give and as the basis for the opinion set forth herein. In particular, we have examined and relied upon:

         (a)      the Registration Statement;

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         (b)      the Plan of Arrangement and Appendix A to the Plan of
                  Arrangement - Provisions Attaching to the Exchangeable Shares; and

         (c)      the Voting and Exchange Trust Agreement.

         In all such examinations we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all original documents submitted to us as certified, telecopied or photostatic copies, the genuineness of all signatures thereon, and the legal capacity of natural persons executing such documents. Our opinion set forth below further assumes (1) the truth accuracy of the statements, covenants, representations, warranties, and facts set forth in the Registration Statement and in the other documents examined by us, in connection with formulating our opinion and (2) the consummation of the exchange of Exchangeable Shares into Class B common stock and the conversion of Class B common stock into Class A common stock in the manner contemplated by, and in accordance with the terms set forth in, the Plan of Arrangement, Appendix A to the Plan of Arrangement - Provisions Attaching to the Exchangeable Shares, the Voting and Exchange Trust Agreement, and the Registration Statement.

         Unless otherwise stated herein, the terms "Plan of Arrangement", "Appendix A to the Plan of Arrangement - Provisions Attaching to the Exchangeable Shares", "Voting and Exchange Trust Agreement" and "Registration Statement" do not include the documents incorporated by reference therein.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of Canada and we express no opinion with respect to the applicability thereto, or the effect thereon, of any provincial, territorial or foreign tax legislation or considerations, which may differ from the material Canadian federal income tax considerations described in the Registration Statement.

         Based on such facts, assumptions, and representations, we are of the opinion that the information set forth in the Registration Statement under the caption "Canadian Federal Income Tax Considerations" sets forth, subject to the limitations and qualifications set forth therein, the material Canadian federal income tax considerations relevant to the holders of Exchangeable Shares who acquire Class B common stock upon the exchange of Exchangeable Shares and who convert Class B common stock into Class A common stock.

         This opinion is based on the current provisions of the Canadian Tax Act, the regulations thereunder and our understanding of the current administrative practices of the Canada Customs and Revenue Agency. The opinion also takes into account the proposed amendments to the Canadian Tax Act and corresponding regulations publicly announced by the Minister of Finance prior to the date of this opinion and assumes that all such proposed amendments will be enacted in their present form. However, we cannot assure you that the proposed amendments will be enacted in the form proposed, or at all. Except for the foregoing, this opinion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action. Also, any variation or difference in the facts from

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those set forth in the Registration Statement may affect the conclusions stated
herein. This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion after the effectiveness of the Registration Statement.

         We express no opinion as to any matters except as specifically set forth above or if all of the statements, representations, warranties, and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         Except as provided below, this opinion is for your use in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Canadian Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                                  Yours truly,

                                  FARRIS, VAUGHAN, WILLS & MURPHY

                                  Per:     "R. Hector MacKay-Dunn"

                                           R. Hector MacKay-Dunn

RHM/ye